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                                                                    EXHIBIT 99.3


                        INHALE THERAPEUTIC SYSTEMS, INC.
                           STOCK OPTION GRANT NOTICE
                    (1998 NON-OFFICER EQUITY INCENTIVE PLAN)

                         NEW EMPLOYEE STOCK OPTION GRANT

Inhale Therapeutic Systems, Inc. (the "Company"), pursuant to its 1998 Non-Officer Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                        ____________________________________
Date of Grant:                       ____________________________________
Vesting Commencement Date:           ____________________________________
Number of Shares Subject to Option:  ____________________________________
Exercise Price Per Share:            ____________________________________
Expiration Date:                     ____________________________________


TYPE OF GRANT:        Nonstatutory Stock Option

EXERCISE SCHEDULE:    Same as Vesting Schedule

VESTING SCHEDULE:     1/5th of the shares vest one year after the Vesting
                      Commencement Date.
                      1/60th of the shares vest monthly thereafter over the next four years.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                              By cash or check
                              Pursuant to a Regulation T Program if the Shares are publicly traded
                              By delivery of already-owned shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

     OTHER AGREEMENTS:     ___________________________________________________
                           ___________________________________________________



INHALE THERAPEUTIC SYSTEMS, INC.            OPTIONHOLDER:

By:
   --------------------------------         ---------------------------------
            Signature                                  Signature

Title:                                      Date:
      -----------------------------               ---------------------------

Date:
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ATTACHMENTS:  Stock Option Agreement, 1998 Non-Officer Equity Incentive Plan
and Notice of Exercise